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                                                                  EXHIBIT 99.2




STATEMENT REGARDING THE CERTIFICATION OF THE CFO OF INFOGRAMES, INC. PURSUANT TO
    18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO 906 OF THE SARBANES-OXLEY
                                   ACT OF 2002


     In connection with the Quarterly Report of Infogrames, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Fremed, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                            By: /s/ David Fremed
                                                --------------------------------
                                            Name:  David Fremed
                                            Title: Senior Vice President,
                                                   Chief Financial Officer

Date: November 14, 2002